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                           NORD RESOURCES CORPORATION

                     1987 NORD INCENTIVE STOCK OPTION PLAN

                                 AMENDMENT NO. 1

                                NOVEMBER 30, 1994


     The 1987 Nord Incentive Stock Option Plan is amended pursuant to Article VI thereof to add Section 6.6(d) and (e) as follows:

     (d) Holders of options under the Plan shall be permitted to exercise such options by tendering for exchange other shares of the Corporation's Stock in payment of the option price, such shares to be valued based on the market price thereof on the date of exercise, namely the closing per share market value of the Corporation's Stock on the New York Stock Exchange on the date of exercise.

     (e) Only mature shares (those being owned for more than 6 months if obtained through the previous exercise of stock options granted by the Corporation) be accepted as payment of the exercise price of stock options granted under this Plan.


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